Exhibit 4.10

APPENDIX ‘A’
Letter of Amendment No. 1 Dated 13.Dec.11
to the Irrevocable Letter of Undertaking Dated 1.May.2011

Signed between:

BluePhoenix Solutions Ltd., Private Company No: 520043068	(Hereinafter: the “Company”)

And:

The First International Bank of Israel Ltd	(Hereinafter: the “Bank”)

Whereas:	The Company signed an irrevocable letter of undertaking on 1.May.2011 in favor of the Bank (hereinafter” the “Letter of Undertaking”);

And Whereas:	The parties are desirous of inserting amendments into Section 3 of the Letter of Undertaking, as set forth hereunder.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.	The preamble to this Letter of Amendment constitutes an integral part hereof.

2.	The amount of $ 13 million will be written instead of the amount of $ 35 million, as it appears in Section 3.1.1 of the Letter of Undertaking.

3.	The amount of $ 4 million will be written instead of the amount of $ 7 million, as it appears in Section 3.1.2 of the Letter of Undertaking.

4.	The amount of $ 1 million will be written instead of the amount of $ 3 million, as it appears in Section 3.1.3 of the Letter of Undertaking.

5.	Section 3.1.4 will be deleted.

6.	The rate of 40% will be written instead of the rate of 30%, as it appears in Section 3.15 of the Letter of Undertaking.

7.	The amount of $ 2 million will be written instead of the amount of $ 6 million, as it appears in Section 3.1.6 of the Letter of Undertaking.

8.	This Letter of Amendment will enter into force and effect as of the date hereof.

9.	This Letter of Amendment constitutes an inseparable part of the Letter of Undertaking, the other provisions of which continue to remain in full force and effect without any change.

IN WITNESS WHEREOF THE PARTIES HAVE SIGNED:

[Signatures] [Stamp: Abramowitz Yaakov] [Stamp: [illegible]] [Stamp: Andrea Arov] ______________________ The First International Bank of Israel Ltd.	[Stamp and signatures: BluePhoenix Solutions Ltd.] _______________________ BluePhoenix Solutions Ltd.
Represented by: ______________ Position: ____________________	Represented by: Shimon Bar Kama Position: CEO
Represented by: ______________ Position: ____________________	Represented by: Nir Peles Position: CFO

Attorney’s Certification:

I, the undersigned, Yael Peretz, Advocate, acting in my capacity as a legal advisor to BluePhoenix Solutions Ltd (hereinafter: the “Company”), hereby certify that a resolution was duly adopted by the Company pursuant to its incorporation documents to sign the above Letter of Amendment, and that the signature by Messrs. Shimon Bar Kama and Nir Peles of the above Letter of Amendment binds the Company with regard to the matters stated in this Letter of Amendment.

Date: 14/Dec/2011	Signature and Stamp: [Signature and Stamp: Yael Peretz - Advocate]